EXHIBIT 23(a)


                       CONSENT OF COOPERS & LYBRAND L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Scotts Company on Form S-8 of our report dated November 15, 1996, on our audits of the consolidated financial statements and financial statement schedules of The Scotts Company and subsidiaries as of September 30, 1996 and 1995 and for the three years ended September 30, 1996, 1995, and 1994, which report is incorporated by reference from the Annual Report on Form 10-K.



                                            COOPERS & LYBRAND L.L.P.

Columbus, Ohio
May 20, 1997



                                      -21-